UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) - July 10, 2008

Medistem Laboratories, inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or other jurisdiction of incorporation)

333-100137	86-1047317
(Commission File Number)	(IRS Employer Identification Number)

2223 West Pecos Road, Suite 6, Chandler, Arizona	85224
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (877) 372-7836

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On July 10, 2008, the holder of a majority of the outstanding common stock of Medistem Laboratories, Inc. approved an amendment to our company’s Articles of Incorporation to change our company’s name to “Medistem Inc.”  Our Board of Directors and majority stockholder approved the name change in order to avoid confusion with respect to our business activities.

Also on July 10, 2008, the holder of a majority of our company’s outstanding common stock approved an amendment to our Articles of Incorporation to effect a 1-for-25 reverse split of our common stock.  Our Board of Directors and majority stockholder believe the reverse stock split is a necessary step towards pursuing our company’s short- and mid-term financing objectives.

We filed a Certificate of Amendment to the Articles of Incorporation with the Nevada Secretary of State on July 14, 2008, to effect the amendments described above.  The effective date of the name change and reverse stock split will be August 11, 2008.  The text of the Certificate of Amendments is attached as Exhibit 3.1 and 3.2 to this Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment as filed with the Nevada Secretary of State on July 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDISTEM LABORATORIES, INC.

Dated:  July 14, 2008

By:  /s/ Thomas Ichim

Thomas Ichim

Chief Executive Officer

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